BT FINANCIAL CORPORATION

              SUPPLEMENTAL EXECUTIVE BENEFIT PLAN

                           ARTICLE I



     1.01 PURPOSE AND EFFECTIVE DATE. The purposes of the BT Financial Corporation Supplemental Executive Benefit Plan ("Plan") are to promote the growth and profitability of BT Financial Corporation, to attract and retain key executives of outstanding competence and to provide key executives with certain benefits under the terms and conditions hereof. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Corporation and its subsidiaries as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan is effective July 23, 1997 (the "Effective Date").

     1.02 PRIOR PLAN.  This Plan supersedes the BT Financial
Corporation Supplemental Executive Benefit Plan adopted by the
Board of Directors on July 24, 1996, which is terminated as of the Effective Date.


                           ARTICLE II

     2.01 DEFINITIONS. The terms defined in this Section 2.01 shall have the meanings herein described, unless the context clearly requires otherwise.

     "Annual Base Salary" means a Participating Employee's base salary as of February 1 immediately preceding such Participating
Employees' Retirement or Early Retirement, or any  Change of
Control, as the case may be.

     "Board" means the Corporation's Board of Directors.

     "Change of Control" means the date upon which any of the following events occurs:

          (i) The Corporation acquires actual knowledge that any Person (other than the Corporation or any employee benefit plan sponsored by the Corporation) has acquired beneficial ownership, directly or indirectly, of securities of the Corporation entitling such Person to 25% or more of the voting power of the Corporation;

          (ii)      (a)  A tender offer is made to acquire
securities of the Corporation entitling the holders thereof to 50% or more of the voting power of the Corporation; or (b) voting securities of the Corporation are first purchased pursuant to any other tender offer;

          (iii) At any time less than 51% of the members of the Board shall be individuals who were either: (a) directors of the Corporation on the Effective Date; or (b) individuals whose election, or nomination for election, was approved by a vote of a majority of the directors then still in office who were directors on the Effective Date or who were so approved;

          (iv) The shareholders of the Corporation shall approve an agreement providing for the Corporation to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another Person, as a consequence of which the former shareholders of the Corporation will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the voting power of such surviving or acquiring Person or the parent thereof, or

          (v) The shareholders of the Corporation shall approve any liquidation of all or substantially all of the assets of the Corporation or any distribution to security holders of assets of the Corporation having a value equal to 30% or more of the total value of all the assets of the Corporation.

     A Change of Control Date is defined in Section 5.01.
     "Corporation" means BT Financial Corporation.

                          1

     "Defined Benefit Plan" means the Employees' Retirement Plan of the Corporation, as the same may be amended from time to time.

     "Disability" means that a Participating Employee has applied and remains qualified for disability benefits under the Social
Security Act.

     "Early Retirement" means termination of employment at any time prior to age sixty-five (65) after a Participating Employee attains age fifty-five (55) and has completed ten years of employment with the Corporation and its subsidiaries.

     "Effective Date" is defined in Section 1.01.

     "Executive" means any employee of the Corporation or any of its subsidiaries designated on Schedule "A" or hereafter designated as such by resolution of the Executive Committee.

     "Executive Committee" means the Executive Committee of the Corporation.

     "Leave of Absence" means any absence from employment authorized by the Corporation or any of its subsidiaries for illness, education, family sickness, military purposes or similar reasons.

     "Moxham ERP" means the Amended and Restated Moxham Bank
Corporation Executive Retirement Plan as last amended on December
12-14, 1995.

     "Participating Employee" means any Executive and any employee of the Corporation or any of its subsidiaries designated on Schedule "B" or hereafter designated as such by resolution of the Board.

     "Person" means a person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

     "Plan" means the Plan as described in this instrument.

     "Primary Social Security Benefit" means the monthly amount payable for the benefit of a Participating Employee in the month following his or her retirement, excluding amounts available for spouses and dependents, as an old-age insurance benefit under the provisions of Title II of the Social Security Act (or under the provisions of any similar federal act or acts now in existence, or as hereafter created or amended) in effect at the time of the Participating Employee's Retirement or Early Retirement, as the case may be, whether or not the payment of such amount is delayed, suspended or forfeited because of failure to apply, acceptance of other work or any other similar reason within the control of the Participating Employee. The amount of a Participating Employee's Primary Social Security Benefit shall be computed by assuming he or she received no wages prior to or coincident with his or her employment by the Corporation. If a Participating Employee retires before he or she would be entitled to receive a Primary Social Security Benefit, the amount of his or her Primary Social Security Benefit shall be computed by reference to the Primary Social Security Benefit that would be payable to the Participating Employee in the first month following the month in which the Participating Employee could retire and become entitled to old-age insurance benefits under the Social Security Act, assuming he or she receives no wages after his or her retirement.

     "Retirement" means termination of employment at any time after a Participating Employee attains age sixty-five (65).


                          ARTICLE III

                         DEATH BENEFITS

     3.01 PARTICIPATING EMPLOYEES. If the death of a Participating Employee occurs while he or she is an active employee of the Corporation or any of its subsidiaries, the Corporation will pay to such Participating Employee's designated beneficiary compensation in respect of past services in an amount equal to 60% of the Participating Employee's Annual Base Salary,

                        2

payable in twelve equal monthly installments commencing in the first month following the date of Participating Employee's death, and thereafter continuing to and including the month in which the Participating Employee would have attained the age of sixty-five
(65), an annual sum equal to 30% of the Participating Employee's Annual Base Salary payable in equal monthly installments commencing with the month following Participating Employee's death.

     3.02 EXECUTIVES. If the death of an Executive occurs after he or she has attained age fifty-five (55) while he or she is an active employee of the Corporation or any of its subsidiaries, in lieu of the benefit payable under Section 3.01 the Corporation will pay to such Executive's designated beneficiary compensation in respect of past services in an amount equal to 60% of the Annual Base Salary of such Executive, payable in twelve equal monthly installments commencing in the first month following the Executive's death, and thereafter continuing for nine (9) years, an annual sum equal to 30% of Executive's Annual Base Salary, payable in equal monthly installments commencing with the month following Executive's death.

     3.03 TERMINATION.

     (a)  Except as otherwise provided in Section 5.02(a) and
(b), all rights of a Participating Employee or an Executive under this Article III shall terminate on the date such Participating Employee or Executive ceases to be an active employee of the Corporation or any of its subsidiaries, (except by reason of death). A Participating Employee or Executive shall not be considered as having ceased active employment with the Corporation or any of its subsidiaries: (i) during a Leave of Absence of less than two years: and (ii) for the duration of any period of Disability of less than fifteen years. All rights of a disabled Participating Employee or Executive under this Article III shall terminate if his or her Disability ceases.

     (b) The Corporation may terminate its obligations under this Article III at any time upon 30 days written notice to a Participating Employee prior to the first to occur of the following: (i) the death of the Participating Employee; (ii) the date on which the Participating Employee becomes subject to a Disability; or (iii) twelve months prior to a Change of Control.


                           ARTICLE IV

                SUPPLEMENTAL RETIREMENT BENEFITS


     4.01 NORMAL RETIREMENT. If an Executive remains continuously employed by the Corporation or any of its subsidiaries from the date he or she becomes an Executive until age 65, he or she may retire from active daily employment on his or her sixty-fifth birthday or upon such later date as may be mutually agreed upon by the Executive and the Corporation. Commencing upon the date of such Retirement, the Corporation will pay the Executive or his or her designated beneficiary a monthly supplemental retirement benefit equal to (i) one-twelfth of 70% of the Executive's Annual Base Salary, minus; (ii) the monthly benefit payment to the Executive under the Defined Benefit Plan as measured by the Straight Life Annuity option, minus; (iii) 50% of the amount of Executive's Primary Social Security Benefit minus (iv) any monthly benefit payment to the Executive under the Moxham ERP. If the Executive shall have received any lump sum payment under the Moxham ERP, the Executive shall not be entitled to receive any payments under the foregoing sentence until the aggregate amount of the payments that would have been paid under the foregoing sentence exceed the aggregate amount of any such lump sum payment.

     4.02 EARLY RETIREMENT. If an Executive elects Early Retirement under the Defined Benefit Plan, commencing upon the date of such Early Retirement, the Corporation will pay the Executive or his or her designated beneficiary a monthly supplemental retirement benefit equal to the benefit payable under Section 4.01 multiplied by the subtrahend of 100% minus 5% for each year or any part thereof between the Executive's age at Early Retirement and age 65.

     4.03 DEATH. If an Executive dies after he or she is eligible for Early Retirement or Retirement hereunder his or her beneficiary may elect to receive benefits under either Article III or under this Article IV considering the Executive's death as Early Retirement or, if the Executive was eligible for Retirement hereunder. as Retirement hereunder, as the case may be.

                        3

     4.04 PAYMENT OPTIONS.  The benefits payable under Sections
4.01 and 4.02 shall be payable in equal monthly installments for the lifetime of the Executive or ten (10) years, whichever is longer, unless the Executive chooses one of the four alternative payment options described in clauses (a) through (d) below. Any benefit payment under Section 4.03 shall be payable in equal monthly installments to the Executive's beneficiary or such beneficiary's heirs and assigns for ten (10) years unless the beneficiary chooses the alternative payment option described in clause (d) below:

          (a) 50% Joint and Survivor Annuity Option - The Executive shall receive an actuarially adjusted benefit (which takes into account the amount his or her spouse will subsequently receive) for his or her lifetime. At his or her death, his or her spouse will receive one-half of that amount until his or her subsequent death.

          (b) 75% Joint and Survivor Annuity Option - The Executive shall receive an actuarially adjusted benefit (which takes into account the amount his or her spouse will subsequently receive) for his or her lifetime. At his or her death, his or her spouse will receive three-fourths of that amount until his or her subsequent death.

          (c) 100% Joint and Survivor Annuity Option - The Executive shall receive an actuarially adjusted benefit (which takes into account the amount his or her spouse will subsequently receive) for his or her lifetime. At his or her death, his or her spouse shall receive the same amount until his or her subsequent death; or

          (d) Lump Sum Option - An Executive, or if applicable the beneficiary, may elect to receive a lump sum cash payment of actuarial equivalent value to the benefit determined under this
Article IV in lieu and in place of the form of benefit otherwise payable. If a lump sum is so elected, such lump sum shall be paid no later than sixty (60) days after benefits would otherwise be commenced under this Plan.

     4.05 ACTUARIAL ADJUSTMENTS. All actuarial assumptions under this Agreement shall be determined using the Executive's or, if applicable, his or her beneficiary's life expectancy, or their joint life expectancies, under mortality tables adopted by the Corporation under its Defined Benefit Plan and using the interest rate assumptions published by the Pension Benefit Guaranty Corporation and then in effect to determine the present value of immediate annuities in the event of termination of a single employer plan.

     4.06 TERMINATION. The Corporation may terminate its obligation under this Article IV at any time upon 30 days written notice to any Executive prior to the first to occur of the following: (i) the death of the Executive, (ii) the date on which Executive is eligible for Early Retirement or Retirement; (iii) the date on which the Executive becomes subject to a Disability; or (iv) twelve months prior to a Change of Control.


                           ARTICLE V

               PAYMENTS UPON  A CHANGE OF CONTROL

     5.01 CHANGE OF CONTROL PAYMENTS TO EXECUTIVE. Not later than 30 days after any Change of Control (the "Change of Control Date"), the Corporation shall make a lump sum payment to each Executive in an amount equal to three times the Executive's Annual Base Salary.

     5.02 OTHER BENEFITS. In addition to the compensation set forth in Section 5.01 hereof, upon any Change of Control, an Executive shall be entitled to the following benefits from the
Corporation:

          (a) If the Change of Control Date occurs after the Executive has become eligible for Early Retirement or Retirement at the election of the Executive either: (i) the supplemental retirement benefits to which the Executive is entitled under Article IV; or (ii) a supplemental benefit in a lump sum cash payment equal to the discounted present value of the payments the Executive's beneficiary would have been entitled to receive under Article III if the Executive had died on the Change of Control Date using the actuarial and interest rate assumptions referred to in Section 4.05, payable to the Executive not later than 30 days after the Change of Control Date;

          (b) If the Change of Control Date occurs before the Executive becomes eligible for Early Retirement

                        4

     or Retirement hereunder, a supplemental benefit in a lump sum cash payment equal to the discounted present value of the payments, the Executive's beneficiary would have been entitled to receive under Article III if the Executive had died on the Change of Control Date using the actuarial and interest rate assumptions referred to in Section 4.05, payable to the Executive not later than 30 days after the Change of Control Date; and

          (c) All group, life, disability, accident and health insurance coverage (of substantially similar coverage) from qualified and other non-qualified plans in effect at the time of Executive's termination until the earlier of (i) the Executive's death; (ii) the date the Executive attains age sixty-five (65); (iii) the date Executive commences full-time subsequent employment; or (iv) five years following the Change of Control Date.

     5.03 TAX EFFECT. Anything contained herein to the contrary notwithstanding if it shall be determined that any payment by the Corporation to or for the benefit of any Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes including, without limitation, any income taxes, withholding taxes and Excise Tax imposed upon the Gross-Up Payment, and any interest or penalties imposed with respect to such taxes, the Executive receives cash in an amount equal to the Excise Tax imposed upon the Payments.


                           ARTICLE VI

                            FUNDING

     6.01 NON-QUALIFIED PLAN. This Plan is intended to be an unfunded, non-qualified deferred compensation arrangement maintained for the purpose of providing benefits to one of a select group of management or highly compensated individuals pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Plan is not intended to comply with the requirements of section 401(a) of the Internal Revenue Code or to be subject to Parts 2, 3 or 4 of Title I of ERISA. This Plan shall be administered and construed so as to effectuate this intent.

     6.02 FUNDING. The Corporation's obligations under this Plan shall be an unfunded and unsecured promise to make the payments specified herein, and the Corporation shall not be obligated under any circumstances to fund any of its obligations hereunder. The Corporation may, however. at its sole and exclusive option, elect to purchase or set aside assets to make provision for payment of such obligations in whole or in part. In all events, any such assets shall be subject to the claims of the general creditors of the Corporation. If the Corporation shall make such an election, the manner and the continuance or discontinuance thereof shall be the sole and exclusive decision of the Corporation.

     6.03 INVESTMENT. The Corporation shall have the discretion to invest, or not invest, all or any portion of any funds it may set aside to fund its obligations under this Plan. However, nothing herein shall be construed as requiring such investment. If the Corporation invests all or any portion of such funds, it may invest and reinvest in such bonds, domestic or foreign, common or preferred stocks of any corporation organized under the laws of any State in the United States or any foreign government, diversified investment companies and mutual funds, notes secured by mortgage or deed of trust on real estate, domestic or foreign, certificates or other evidence of right, tide, interest, debentures and any other class or classes of property, domestic or foreign, whether real or personal, or life insurance policies issued on the life of a Participating Employee. If the Corporation desires to invest all or any portion of such funds in a life insurance policy or policies issued upon the life of a Participating Employee, then he or she shall assist the Corporation by submitting to a physical examination and supplying any additional information necessary or helpful to the Corporation to obtain such insurance.


                          ARTICLE VII

                         ADMINISTRATION

     7.01 ADMINISTRATION. This Plan shall be administered by the Executive Committee in a manner not inconsistent with the provisions of the Plan and in so doing the Executive Committee shall have the authority, subject to

                         5

review by the Board, from time to time, to:

          (a) designate a person as a Participating Employee or an Executive by resolution of the Committee;

          (b) except for determinations under Article V, determine whether an event giving rise to the payment of benefits hereunder has occurred;

          (c) except for determinations under Article V, determine whether a Participating Employee or a Participating Employee's Beneficiary is entitled to receive benefits under the Plan;

          (d) except for determinations under Article V, determine the amount of any benefit payment hereunder;

          (e)  interpret the Plan and make all other
     determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, except modification, amendment or termination of the Plan under Article VIII, which actions are reserved to the Board;

          (f) appoint or employ agents and to delegate thereto such responsibilities and duties necessary or appropriate to the effective administration of the Plan; and

          (g) direct the payment of any benefits payable hereunder from the general assets of the Corporation.

     All actions, determinations and decisions of the Board shall be final, conclusive and binding upon the Corporation, Participating Employees and their beneficiaries. Members of the Executive Committee and Board shall not be liable for any action taken or decision made in good faith relating to the Plan.


                          ARTICLE VIII

                         MISCELLANEOUS

     8.01 GOVERNING LAWS. This Plan shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and, where the context so requires, under applicable federal law.

     8.02 JURISDICTION. The courts of the Commonwealth of Pennsylvania shall have exclusive jurisdiction over any or all actions arising under this Plan.

     8.03 OTHER BENEFITS AND AGREEMENTS. The benefits provided for the Participating Employees herein are in addition to any other benefits any Participating Employee may have under any other plan or program of the Corporation or its subsidiaries, and shall supplement and shall not supersede any other agreement between the Corporation or its subsidiaries and the Participating Employees or any provision contained therein.

     8.04 EMPLOYEE CONTRIBUTIONS. Participating Employees are not required to make any monetary investment in the Corporation or give any consideration, other than employment, to the Corporation and its subsidiaries in return for the benefits provided hereunder.

     8.05 SPENDTHRIFT PROVISION.  The interest of a Participating
Employee or any beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation until distribution is actually made.

     8.06 BENEFICIARY DESIGNATION. A Participating Employee shall have the right to designate the person or persons who shall have the right to receive any payments which may be required to be paid by the Corporation pursuant to this Plan, to any person other than the Participating Employee. Such designation shall be in a form acceptable to the Corporation and shall be valid upon receipt by the Corporation. Attached hereto as Exhibit "A" is a form of beneficiary designation acceptable to the Corporation. Any beneficiary designation made under this Plan shall be revocable at any time unless expressly made irrevocable. In the event that at the time of a Participating Employee's death there is no beneficiary designated for purposes of receiving any payments which may be due from the Corporation hereunder or if

                        6

such designated beneficiary fails to survive the Participating
Employee, such payments shall be paid to the Participating
Employee's estate.

     8.07 ASSIGNMENT. No Participating Employee, beneficiary or heir shall have the right to commute, sell, transfer, assign or otherwise convey the right to receive any payments under the terms of this Plan. Any such attempted assignment or transfer shall terminate the Corporation's obligation under this Plan.

     8.08 CONSTRUCTION. All words herein shall be construed to be of such number and gender as the text requires.

     8.09 HEADINGS. All headings preceding the text of the several paragraphs hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

     8.10 COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8.11 AMENDMENTS. Except as otherwise provided in Sections 3.03(b) and 4.06, this Plan may be amended, modified or terminated by the Corporation at any time prior to twelve months before a Change of Control and may not be amended, modified or terminated thereafter as to any Participating Employee without the consent of such Participating Employees.

 ATTEST:                           BT FINANCIAL CORPORATION


/S/ Laura L. Roth                  BY: /s/ John H. Anderson
----------------------------       ------------------------------
Laura L. Roth, Secretary and       John H. Anderson, Chairman and
Assistant Treasurer                Chief Executive Officer






Date of Adoption by the Board of Directors of BT Financial

Corporation:

July 23, 1997
-------------

                        7


                    BT FINANCIAL CORPORATION

                          SCHEDULE "A"


The following employees have been specifically designated by the Board as Executives:

                 John H. Anderson
                 Steven C. Ackmann
                 Carl J. Motter, Jr.
                 J. William Smith
                 Eric F. Rummel
                 Kim Craig

                          SCHEDULE "B"


The following employees have been specifically designated by the Board as Participating Employees:

                 Foster C. Garrison, III
                 George J. Kondor, Jr.
                 Mary Ann Kucenski
                 David J. Moorhead
                 Mark L. Sollenberger
                 Harold Trevenen

                         8


                           EXHIBIT A

                    BT FINANCIAL CORPORATION

                   DESIGNATION OF BENEFICIARY

                     (SCHEDULE A EXECUTIVE)



SUPPLEMENTAL RETIREMENT BENEFITS

     I,                      ,the undersigned, hereby designate the following
       ----------------------
following to receive any payments which may be required to be paid by BT Financial Corporation under the Supplemental Executive Benefit
Plan, dated July 23, 1997, as a result of my right to receive supplemental retirement income pursuant to a ten (10) year certain and continuous annuity option.

PRIMARY BENEFICIARY:
                     -------------------------------------------------------
CONTINGENT BENEFICIARY:
                       -----------------------------------------------------

Alternatively, I elect the following annuity option:

          50% Joint and Survivor Annuity
----------
          75% Joint and Survivor Annuity
----------
          100% Joint and Survivor Annuity
----------
          Lump Sum
----------

DEATH BENEFIT

     I,                  , hereby designate the following to receive any
       ------------------
payments which may be required to be paid by BT Financial
Corporation under the Supplemental Executive Benefit Plan, dated
July 23, 1997, as a result of my death.
-------------

PRIMARY BENEFICIARY:
                    ---------------------------------------------------------

CONTINGENT BENEFICIARY:
                       ------------------------------------------------------


     This beneficiary designation supersedes and replaces all designations made by me at a prior time with respect to said benefits.

THIS IS A DESIGNATION OF BENEFICIARY FORM ONLY AND IS NOT
EVIDENCE OF MY RIGHT TO BENEFITS.

                                   PARTICIPATING EMPLOYEE


                                   ------------------------------------
                                   Name:


Received and recorded this        day of                  , 19    .
                           ------        -----------------    ----


                                   ------------------------------------
                                   Laura L. Roth, Secretary and
                                   Assistant Treasurer

                         9


                      EXHIBIT A (CONTINUED)

                    BT FINANCIAL CORPORATION

                   DESIGNATION OF BENEFICIARY

               (SCHEDULE B PARTICIPATING EMPLOYEE)


DEATH BENEFIT

   I,                      , hereby designate the following to receive any
     ---------------------
payments which may be required to be paid by BT Financial
Corporation under the Supplemental Benefit Executive Plan, dated
July 23, 1997 , as a result of my death.

PRIMARY BENEFICIARY:
                    --------------------------------------------------------

CONTINGENT BENEFICIARY:
                       -----------------------------------------------------

This beneficiary designation supersedes and replaces all designations made by me at a prior time with respect to said benefits.

THIS IS A DESIGNATION OF BENEFICIARY FORM ONLY AND IS NOT
EVIDENCE OF MY RIGHT TO BENEFITS.

                                   EXECUTIVE


                                   ------------------------------------
                                   Name:



Received and recorded this         day of  19     .
                           -------            ----

                                   ------------------------------------
                                   Laura L. Roth, Secretary and
                                   Assistant Treasurer


                        10